UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2015

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148346 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (702) 263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On August 17, 2015, Blue Earth, Inc. (the “Company”) issued a press release announcing financial results for the second quarter ended June 30, 2015.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

The following information, which has not previously been disclosed, is furnished pursuant to Item 7.01 “Regulation FD Disclosure.”  The Company will announce during the investor conference call on August 17, 2015, that Robert Powell has been elected Chief Executive Officer and a Director of Blue Earth, effective September 1, 2015.  At such time, Johnny R. Thomas, current Chief Executive Officer, will resign as Chief Executive Officer and a Director of Blue Earth and devote his full time to EnSite Power, Inc., as Chief Executive Officer, President and a director.  EnSite is a recently formed subsidiary of Blue Earth, which will develop the Company’s technology business units, Blue Earth EPS, Blue Earth PPS and its PowerGenix license/equity ownership, which comprise Blue Earth’s Technology Division. Mr. Brett Woodard, Chief Financial Officer of BBLU, is resigning as CFO effective September 1, 2015, although he will continue to work with BBLU management through November 30, 2015, as a consultant to facilitate a smooth transition.

A copy of the transcript of the August 17, 2015 Blue Earth investor conference call is attached hereto as Exhibit 99.3.  The Company issued a second press release on August 17, 2015 announcing the appointment of Robert Powell and Johnny Thomas’ transition to EnSite Power, both effective September 1, 2015.

The information and exhibits in this Form 8-K are intended to be furnished under Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(a)  Exhibits

Exhibit No.	Description

99.1	Earnings press release dated August 17, 2015.
99.2	Corporate development press release dated August 17, 2015.
99.3	Transcript of August 17, 2015 investor conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2015	Blue Earth, Inc.

By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas Title: CEO

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